MONEY MANAGER AGREEMENT

     This Agreement is between the TIFF Investment Program, Inc. ("TIP"), a Maryland Corporation, for its TIFF US Equity Index Fund, TIFF Government Bond Index Fund and such other of its Investment Funds as TIP may from time to time allot assets for management under this agreement (hereafter, the "Funds"), and State Street Global Advisors, a division of State Street Bank and Trust Co. (hereafter, the "Manager") and is effective as of ______________, 2000 (the "Effective Date").

                                    RECITALS

     TIP is an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"); and

     The Funds wish to retain the Manager to render advisory services to the Funds, and the Manager is willing to render those services.

     Now, therefore, the parties agree as follows:

1.   MANAGED ASSETS

     The Manager will provide investment management services with respect to assets placed with the Manager on behalf of the Funds from time to time. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the "Managed Assets." The Funds may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time.

2.   APPOINTMENT AND POWERS OF MANAGER; INVESTMENT APPROACH

     (a) APPOINTMENT. TIP, acting on behalf of the Funds, hereby appoints the Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. The Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the Manager's Investment Approach set forth in the Manager Profile and Investment Guidelines (the "Investment Guidelines," and together with the Manager Profile, the Manager's "Investment Approach") as such approach may be elaborated, amended, and refined with the mutual consent of Foundation Advisers, Inc. ("FAI"), acting on behalf of the Funds, and the Manager.

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     (b) POWERS. Subject to the supervision of the Board of Directors of TIP and subject to the supervision of FAI, the Manager shall direct investment of the Managed Assets in accordance with the Manager's Investment Approach. The Funds grant the Manager authority to:

         (i) Acquire (by purchase, exchange, subscription, or otherwise), hold and dispose of (by sale, exchange or otherwise) securities and other investments;

         (ii) Determine what portion of the Managed Assets will be held uninvested; and

         (iii) Enter into such agreements and make such representations (including representations regarding the purchase of securities for investment) as may be necessary or proper in connection with the performance by the Manager of its duties hereunder.

     (c) POWER OF ATTORNEY. To enable the Manager to exercise full discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.

     (d) VOTING. The Manager shall be authorized to vote on behalf of the Funds any proxies relating to the Managed Assets, provided, however, that the Manager shall comply with any instructions received from the Funds as to the voting of securities and handling of proxies.

     (e) INDEPENDENT CONTRACTOR. Except as expressly authorized herein, the Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, the Funds or FAI in any way or otherwise to be an agent of any of them.

     (f) REPORTING. The Manager shall furnish to TIP upon reasonable request a Manager's Profile, which shall include such information that TIP may reasonably require to complete and submit any filing required by any applicable state or federal securities law or regulation.

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

3.   REQUIREMENTS; DUTIES

     (a) REQUIREMENTS. In performing services for the Funds and otherwise discharging its obligations under this Agreement, the Manager shall conform its actions to the provisions in the following documents (referred to collectively in this Agreement as the "Requirements"):

         (i) TIP's Registration Statement, on Form N-1A, as amended from time to time ("the "Registration Statement"), including the Investment Approach set forth therein;

         (ii) The 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations which apply to the Manager in conjunction with performing services for the Funds, if any;

         (iii) Written instructions and directions of the Board of Directors of TIP;

         (iv)  Written instructions and directions of FAI; and

         (v) The Manager's Investment Guidelines, which shall be amended from time to time through mutual agreement by the Manager and FAI.

     The Manager shall only be responsible for complying with those requirements specified in this Paragraph 3 to the extent it has received from TIP or FAI written instructions or directions or the document that contains or states such requirements.

     (b) RESPONSIBILITY WITH RESPECT TO ACTIONS OF OTHERS. TIP places the investment portfolio of each of its Investment Funds, including the Funds, with one or more investment managers. To the extent the applicability of, or conformity with, Requirements depends upon investments made by, or activity of, managers other than the Manager, the Manager agrees to comply with such
Requirements: (i) to the extent that such compliance is within the Manager's Investment Guidelines and (ii) to the extent that the Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to the Funds at any time that the Funds may not be in compliance with any Requirement and the Funds so notify the Manager, the Manager shall promptly take such actions not inconsistent with applicable law as the Funds may reasonably specify to effect compliance.

     (c) RESPONSIBILITY WITH RESPECT TO PERFORMANCE OF DUTIES. In performing its duties under this Agreement, the Manager will act solely in the interests of the Funds and shall use reasonable care and its best judgment in matters relating to the Funds. The Manager will not deal with the Managed Assets in its own interest or for its own account.

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

4.   RECORDKEEPING AND REPORTING

     (a) RECORDS. The Manager shall maintain proper and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed Assets required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by the Funds and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of the Funds; the Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Funds' request. Upon termination of this Agreement, the Manager shall promptly return records that are the Funds' property and, upon demand, shall make and deliver to the Funds true and complete and legible copies of such other records maintained as required by this Section 4(a) as the Funds may request. The Manager may retain copies of records furnished to the Funds.

     (b) REPORTS TO CUSTODIAN. The Manager shall provide to the Funds' custodian and to the Funds on each business day information relating to all transactions concerning the Managed Assets.

     (c) OTHER REPORTS. The Manager shall render to the Board of Directors of TIP and to FAI such periodic and special reports as the Board or FAI may reasonably request.

5.   PURCHASE AND SALE OF SECURITIES

     (a) SELECTION OF BROKERS. The Manager shall place all orders for the purchase and sale of securities on behalf of the Funds with brokers or dealers selected by the Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, or any of its "affiliated persons", as defined in the 1940 Act, will act as principal or receive any compensation in connection with the purchase or sale of investments by the Funds other than the management fees provided for in Section 6 hereof.

     (b) AGGREGATING ORDERS. On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Funds as well as other advisory Funds of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Funds and its other advisory clients.

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

6.   MANAGEMENT FEES; EXPENSES

     (a) MANAGEMENT FEES. Schedule I attached hereto sets out the fees to be paid by the Funds to the Manager by the tenth business day of the following month in connection with this Agreement. The applicable fee rate will be applied to the average daily net assets (gross of expenses except custodian transaction charges) of the Managed Assets, computed as described in the Registration Statement, pursuant to this Agreement.

     (b) EXPENSES. The Manager shall furnish at its own expense all office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement, including administrative, bookkeeping and accounting, clerical, statistical and correspondence functions. The Manager shall not have responsibility for calculating the net asset value of the Funds' portfolios, but must weekly review the pricing of the Managed Assets. The Funds shall pay directly, or, if the Manager makes payment, reimburse the Manager for, (i) custodial fees for the Managed Assets, (ii) brokerage commissions, issue and transfer taxes and other costs of securities transactions to which the Funds are a party, including any portion of such commissions attributable to research and brokerage services, and (iii) taxes, if any, payable by the Funds. In addition, the Funds shall pay directly, or, if the Manager makes payment, reimburse the Manager for, such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by the Funds.

7.   NON-EXCLUSIVITY OF SERVICES

     The Manager is free to act for its own account and to provide investment management services to others. The Funds acknowledge that the Manager and its officers and employees, and the Manager's other advisory clients may at any time have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired for or disposed of under this Agreement for the Funds. Neither the Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for his or its own account or for the account of another advisory clients. The Funds agree that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners or employees of the Manager or any of the Manager's affiliates act as financial adviser, investment manager or in any capacity that the Manager deems confidential, unless the Manager determines in its sole discretion that it may appropriately do so. The Funds appreciate that, for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Manager through these relationships cannot be passed on to the Funds.

8.   LIABILITY

     The Manager shall not be liable to the Funds, TIP or FAI for any error of judgment but the Manager shall be liable to the Funds for any loss resulting from willful misfeasance, bad faith or gross negligence by the Manager in providing services under this Agreement or from reckless disregard by the Manager of its obligations and duties under this Agreement.


9.   REPRESENTATIONS

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

     (a) The Manager represents to the Funds that the Manager is a "bank" as such term is defined under the Investment Advisers Act of 1940 (the "Advisers Act") and as such is, as of the date of this Agreement, exempt from registration as an investment adviser. The Manager further represents that at such time as the Manager becomes subject to the registration requirements of the Advisers Act it shall comply with such requirements and shall maintain its registration at all time during the term of this Agreement. Upon such registration, the Manager shall promptly supply TIP with a copy of its Form ADV with all exhibits and attachments thereto and will thereafter supply to TIP, promptly upon the preparation thereof, copies of all amendments or restatements of such documents.

     (b) The Manager represents that it complies in all material respects with all applicable laws, both federal and state.

     (c) The Manager represents that it has full power and authority to enter into and perform fully the terms of this Agreement, and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.

     (d) TIP represents to the Manager that it has full power and authority to enter into this Agreement, its execution and delivery of this Agreement on behalf of the Funds have been duly authorized, and this Agreement represents the legal, valid and binding obligation of TIP, enforceable in accordance with its terms.

     (e) TIP acknowledges receipt of copies of the CTA Disclosure Document (if applicable).

     (f) TIP hereby represents that TIP and the Funds are in full compliance with all applicable state and federal securities laws and regulations.

10.  TERM

     This Agreement shall continue in effect for a period of two (2) years from the date hereof and shall thereafter be automatically renewed for successive periods of one (1) year each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided however, that this Agreement may be terminated without the payment of any penalty by (a) the Funds, if a decision to terminate is made by the Board of Directors of TIP or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds, or (b) the Manager, and in either case with at least 30 days' written notice from the terminating party and on the date specified in the notice of termination.

     This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

11.  AMENDMENT

     Except as otherwise provided in this Agreement, this Agreement may be amended by mutual consent, but the consent of the Funds must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of the Funds.

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

12.  NOTICES

     Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered in writing or sent by fax or three days after mailing registered mail postage prepaid as follows:




To TIP,         TIFF Investment Program, Inc.
the Funds,      c/o Foundation Advisers, Inc.
or both:        2405 Ivy Road
                Charlottesville, Virginia 22903
                TELECOPY:  804-817-8231

The             State Street Global Advisors
Manager:        Two International Place
                Boston, MA  02110
                Attention:  Compliance Department

                TELECOPY: ________________________

     Each party may change its address by giving notice as herein required.

13.  SOLE INSTRUMENT

     This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

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

14.  COUNTERPARTS

     This Agreement may be executed in counterparts; each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

15.  APPLICABLE LAW

     This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the Commonwealth of Virginia without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the effective date specified in the first paragraph of this Agreement.


TIFF Investment Program, Inc.           State Street Global Advisors



By:     ---------------------           By:---------------------------
        William E. Vastardis

Title:  Treasurer                       Title:
        ---------------------           --------------------------------

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

                                   SCHEDULE I

                                FEE CALCULATION


     As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to this Agreement, the Funds will pay to the Manager a fee according to the following formula:

TIFF US Equity Index Fund
-------------------------

The greater of $4,167 monthly or

0.07% of the first $50,000,000 of average daily net assets (gross of expenses) ("Net Assets")
0.05% of the next $50,000,000 of Net Assets
0.03% of the balance of Net Assets exceeding the first $100,000,000


TIFF Government Bond Index Fund
-------------------------------

During the first year of this Agreement, the greater of $6,250 monthly or

0.09% of the first $50,000,000 of Net Assets
0.07% of the next $50,000,000 of Net Assets
0.05% of the balance of Net Assets exceeding the first $100,000,000

During the second year of this Agreement, the greater of $6,250 monthly or

0.08% of the first $50,000,000 of Net Assets
0.06% of the next $50,000,000 of Net Assets
0.04% of the balance of Net Assets exceeding the first $100,000,000

During subsequent years, the greater of $8,333 monthly or

0.06% of the first $50,000,000 of Net Assets
0.04% of the next $50,000,000 of Net Assets
0.03% of the balance of Net Assets exceeding the first $100,000,000


The fee for each of the Funds shall be computed separately.


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